[SI FINANCIAL GROUP, INC. LETTERHEAD]

                                                                  PRESS RELEASE
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                                                                  (NASDAQ: SIFI)

SI FINANCIAL GROUP, INC. RAISES $8.0 MILLION IN TRUST-PREFERRED SECURITIES OFFERING

WILLIMANTIC, CONNECTICUT--SEPTEMBER 22, 2006. SI Financial Group, Inc. (the "Company")(NASDAQ Global Market: SIFI) today announced that it has raised $8.0 million through a pooled trust-preferred securities offering. The trust-preferred securities were issued by a newly established subsidiary, SI Capital Trust II.

The trust preferred securities will mature in 30 years and bear a fixed coupon of 7.09% until December 2006, and thereafter, the coupon rate will adjust quarterly at three-month LIBOR plus 1.70%. Interest on the securities is payable quarterly. The Company may redeem the trust-preferred securities, in whole or in part, on or after September 15, 2011, or earlier under certain conditions.

The Company expects to utilize the net proceeds from the offering for general corporate purposes, including the expected redemption, in April 2007, of previously issued trust-preferred securities which carry significantly higher interest rates. The net proceeds qualify as Tier I Core capital for regulatory purposes.

SI Financial Group, Inc. is the holding company for Savings Institute Bank and Trust Company. Established in 1842, the Savings Institute Bank and Trust Company is a community-oriented financial institution headquartered in Willimantic, Connecticut.

Statements in this press release concerning future results, performance, expectations or intentions are forward-looking statements. Actual results, performance or developments may differ materially from forward-looking statements as a result of known or unknown risks, uncertainties, and other factors, including those identified from time to time in the Company's other filings with the Securities and Exchange Commission, press releases and other communications.

CONTACT:

SI Financial Group, Inc.
Sandra Mitchell, (860) 456-6509
Vice President / Director of Corporate Communications investorrelations@banksi.com
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